UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

Ryman Hospitality Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RYMAN

Ryman Hospitality Properties, Inc.

A Real Estate Investment Trust

RYMAN HOSPITALITY PROPERTIES, INC. SUPPLEMENTAL PROXY MATERIAL

For the 2025 Annual Meeting of Stockholders to be Held on May 8, 2025

April 16, 2025

Supplemental Biographical Information

This information supplements the definitive proxy statement (the “Proxy Statement”) filed by Ryman Hospitality Properties, Inc. (the “Company”) on April 4, 2025 relating to the Company’s 2025 Annual Meeting of Stockholders to be held on May 8, 2025 (the “Annual Meeting”).

The Company is providing this supplemental information solely to update the biography of Mark Fioravanti to include changes that occurred subsequent to the filing of the Proxy Statement. In addition to being the Company’s President and Chief Executive Officer, Mr. Fioravanti is a current director standing for re-election to the Company’s Board of Directors at the Annual Meeting. On April 13, 2025, the Board of Directors of the operator of senior living communities, Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale”), elected Mr. Fioravanti to serve as a director of Brookdale.

This supplemental information should be read in conjunction with the Proxy Statement, including the rest of Mr. Fioravanti’s biography on page 15 of the Proxy Statement.

* * *

Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the Proxy Statement will be deemed to be to the Proxy Statement as supplemented hereby. The Proxy Statement and the Company’s annual report to stockholders for the fiscal year ended December 31, 2024 are available at https://ir.rymanhp.com/proxy-materials-1.